EXHIBIT 99.1

Media Contact:	John Fuller 216.689.8140	Analyst Contact:	Vernon L. Patterson 216.689.0520

Key Media Newsroom:	www.Key.com/newsroom	Investor Relations Information:	www.Key.com/ir

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER AND 2000 EARNINGS

•	Core EPS of $0.63 for the fourth quarter and $2.32 for the full year

•	Competitiveness initiative producing results

•	Core revenue trend favorable

      CLEVELAND, January 16, 2001 – KeyCorp (NYSE: KEY) today announced fourth quarter core net income of $272 million, or a record $0.63 per diluted common share, up from $245 million or $0.57 per share for the third quarter. Key’s reported fourth quarter net income totaled $266 million, or $0.62 per diluted common share.

      Key’s 2000 core net income totaled $1.009 billion, or $2.32 per diluted common share, compared with $1.051 billion, or $2.33 per share for the previous year. Key’s adjusted core earnings per diluted common share grew 10 percent from $2.10 in 1999 to $2.30 in 2000. Adjusted core results exclude earnings from divested businesses and Champion Mortgage loan securitization gains. On a reported basis, Key’s 2000 net income was $1.002 billion, or $2.30 per diluted common share.

      “Our record core earnings per share in the fourth quarter demonstrate the continued favorable effect of our competitiveness initiative,” said Robert W. Gillespie, Key’s chairman and chief executive officer. “Core revenue growth at Key was especially strong in the fourth quarter due in part to our net interest margin, which rose three basis points following three quarters in which the margin was stable at 3.68 percent. In addition, deposits in our Retail Bank have grown by 7 percent since the fourth quarter of last year. Key’s 2000 performance is particularly gratifying considering that this has been a year of significant change for the company. We fully expect that the internal operating practices implemented during the year will allow us to tap Key’s full economic potential.”

      Based on core earnings, Key’s return on average equity for the fourth quarter of 2000 was 16.53 percent and its return on average assets was 1.27 percent. On the same basis, Key’s returns on average equity and assets for the prior quarter were 14.97 percent and 1.16 percent, respectively.

      Net interest income for the fourth quarter of 2000 totaled $702 million, representing an $18 million increase from the prior quarter. This improvement resulted from an annualized 7 percent increase in average earning assets and a higher net interest margin.

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

      Core noninterest income was $508 million for the fourth quarter of 2000, significantly higher than the $460 million earned in the third quarter. Key experienced nearly across-the-board growth in traditional sources of fee income. While most of these sources showed modest increases from the third quarter, loan fees rose by $8 million. Fee income generated by traditional sources was supplemented by net gains from sales of securities.

      Key’s core noninterest expense totaled $708 million for the fourth quarter of 2000, up from $672 million for the third quarter. The increase was primarily attributable to higher personnel expense, which rose by $18 million. Higher incentive compensation associated with the production of fee income was part of the reason for this increase. In comparison with the fourth quarter of last year, personnel expense was down $14 million. This improvement was largely due to the reduction in Key’s workforce that resulted from actions taken by Key to improve its competitiveness. At December 31, 2000, the number of full-time equivalent employees totaled 22,142, compared with 22,457 at September 30, 2000, and 24,568 at the end of 1999.

      The provision for loan losses was $108 million for the fourth quarter of 2000 compared with $131 million for the prior quarter. Included in the current quarter provision is $13 million, representing an additional noncore adjustment made in connection with revised Federal consumer loan charge-off guidelines. On a core basis, net loan charge-offs totaled $95 million and were 0.57 percent of average loans outstanding for the quarter, compared with 0.63 percent for the prior quarter when the loan loss provision exceeded the level of Key’s net charge-offs by $27 million. At December 31, 2000, the allowance for loan losses was $1.0 billion, or 1.50 percent of loans. The level of Key’s nonperforming loans rose by $58 million during the fourth quarter, reflecting the impact of a weaker economy. At December 31, 2000, Key’s nonperforming loans totaled $650 million, or 0.97 percent of period-end loans, compared with $592 million, or 0.89 percent, at September 30, 2000.

      Key’s capital ratios continued to exceed all “well-capitalized” benchmarks at December 31, 2000. In light of its strong capital position, during the fourth quarter Key repurchased 5,000,000 of its common shares under an authorization that allows for the repurchase of up to 25,000,000 shares. There were 18,800,000 shares remaining for repurchase under this authorization as of December 31, 2000.

      Cleveland-based KeyCorp is one of the nation’s largest multiline financial services companies, with assets of approximately $87 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through facilities located in 46 states; a network of 2,443 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,sm that provides account access and financial products 24 hours a day.

      A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 1:00 p.m. EDT, on Tuesday, January 16, 2001. A tape of the call will be available until Tuesday, January 23. For information about Key lines of business, visit our Media Newsroom at www.Key.com/newsroom.

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

      This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued softening in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; changes in law imposing new legal obligations or restrictions or unfavorable resolution of litigation; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended

	12-31-00	9-30-00	12-31-99

Summary of operations

Net interest income (taxable equivalent)	$709	$691	$713

Provision for loan losses	108	131	83

Noninterest income	508	405	672

Noninterest expense	705	787	885

Net income	266	121	264

Net income — core	272	245	264

Per common share

Net income	$.63	$.28	$.59

Net income — core	.64	.57	.59

Net income — assuming dilution	.62	.28	.59

Net income — assuming dilution — core	.63	.57	.59

Cash dividends	.28	.28	.26

Book value at period end	15.65	15.26	14.41

Market price at period end	28.00	25.31	22.13

At period end

Full-time equivalent employees	22,142	22,457	24,568

Branches	922	932	936

Performance ratios

Return on average total assets	1.24%	.57%	1.27%

Return on average total assets — core	1.27	1.16	1.27

Return on average equity	16.16	7.39	16.18

Return on average equity — core	16.53	14.97	16.18

Efficiency[a]	58.18	58.38	59.23

Overhead[b]	28.21	30.68	30.39

Net interest margin (taxable equivalent)	3.71	3.68	3.88

Capital ratios at period end

Equity to assets	7.59%	7.63%	7.66%

Tangible equity to tangible assets	6.12	6.10	6.03

Tier 1 risk-adjusted capital [c]	7.45	7.59	7.68

Total risk-adjusted capital [c]	11.06	11.34	11.66

Leverage [c]	7.70	7.76	7.77

Asset quality

Net loan charge-offs	$108	$104	$83

Net loan charge-offs to average loans	.64%	.63%	.52%

Allowance for loan losses	$1,001	$1,001	$930

Allowance for loan losses to period end loans	1.50%	1.51%	1.45%

Allowance for loan losses to nonperforming loans	154.00	169.09	208.05

Nonperforming loans at period end	$650	$592	$447

Nonperforming assets at period end	672	617	473

Nonperforming loans to period end loans	.97%	.89%	.70%

Nonperforming assets to period end loans plus

OREO and other nonperforming assets	1.00	.93	.74

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

Financial Highlights
(dollars in millions, except per share amounts)

	Twelve months ended

	12-31-00	12-31-99

Summary of operations

Net interest income (taxable equivalent)	$2,758	$2,819

Provision for loan losses	490	348

Noninterest income	2,194	2,315

Noninterest expense	2,917	3,070

Net income	1,002	1,107

Net income — core	1,009	1,051

Per common share

Net income	$2.32	$2.47

Net income — core	2.33	2.35

Net income — assuming dilution	2.30	2.45

Net income — assuming dilution — core	2.32	2.33

Cash dividends	1.12	1.04

Performance ratios

Return on average total assets	1.19%	1.37%

Return on average total assets — core	1.20	1.30

Return on average equity	15.39	17.68

Return on average equity — core	15.49	16.79

Efficiency [a]	59.75	59.61

Overhead [b]	31.74	31.52

Net interest margin (taxable equivalent)	3.69	3.93

Asset quality

Net loan charge-offs	$414	$318

Net loan charge-offs to average loans	.63%	.51%

(a)	Calculated as noninterest expense (excluding significant nonrecurring items) divided by taxable-equivalent net interest income plus noninterest income (excluding significant nonrecurring items).

(b)	Calculated as noninterest expense (excluding significant nonrecurring items) less noninterest income (excluding significant nonrecurring items) divided by taxable-equivalent net interest income.

(c)	12-31-00 ratio is estimated.

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

Consolidated Balance Sheets
(dollars in millions)

	12-31-00	9-30-00	12-31-99

Assets

Loans	$66,905	$66,299	$64,222

Investment securities	1,198	1,253	986

Securities available for sale	7,329	6,664	6,665

Short-term investments	1,884	1,570	1,860

Total earning assets	77,316	75,786	73,733

Allowance for loan losses	(1,001)	(1,001)	(930)

Cash and due from banks	3,189	2,691	2,816

Premises and equipment	717	711	797

Goodwill	1,324	1,339	1,389

Other intangible assets	44	48	60

Corporate owned life insurance	2,215	2,185	2,110

Accrued income and other assets	3,466	3,741	3,420

Total assets	$87,270	$85,500	$83,395

Liabilities

Deposits in domestic offices:

Noninterest-bearing	$9,076	$8,386	$8,607

Interest-bearing	35,519	35,016	33,390

Deposits in foreign office-interest-bearing	4,054	4,407	1,236

Total deposits	48,649	47,809	43,233

Federal funds purchased and securities sold under repurchase agreements	4,936	5,324	4,177

Bank notes and other short-term borrowings	6,957	6,407	8,439

Accrued expense and other liabilities	4,701	4,397	4,033

Long-term debt	14,161	13,800	15,881

Capital securities of subsidiary trusts	1,243	1,243	1,243

Total liabilities	80,647	78,980	77,006

Shareholders’ equity	6,623	6,520	6,389

Total liabilities and shareholders’ equity	$87,270	$85,500	$83,395

Common shares outstanding (000)	423,254	427,260	443,427

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended

	12-31-00	9-30-00	12-31-99	12-31-00	12-31-99

Interest income	$1,652	$1,596	$1,489	$6,277	$5,695

Interest expense	950	912	784	3,547	2,908

Net interest income	702	684	705	2,730	2,787

Provision for loan losses	108	131	83	490	348

	594	553	622	2,240	2,439

Noninterest income

Trust and investment services income	150	148	154	608	599

Investment banking and capital markets income	94	91	111	372	354

Service charges on deposit accounts	85	85	84	341	330

Corporate owned life insurance income	31	28	31	109	107

Letter of credit and loan fees	34	26	29	107	98

Credit card fees	2	1	16	11	63

Net loan securitization gains (losses)	1	(2)	(18)	8	64

Net securities gains (losses)	19	(50)	3	(28)	29

Gains from branch divestitures	—	—	194	—	194

Gains from other divestitures	—	—	—	332	161

Other income	92	78	68	334	316

Total noninterest income	508	405	672	2,194	2,315

Noninterest expense

Personnel	360	342	378	1,445	1,482

Net occupancy	55	55	64	223	239

Computer processing	62	59	63	240	236

Equipment	42	41	50	173	203

Marketing	28	29	22	110	106

Amortization of intangibles	25	26	25	101	104

Professional fees	19	30	20	89	70

Restructuring charges	(7)	102	91	102	98

Other expense	121	103	172	434	532

Total noninterest expense	705	787	885	2,917	3,070

Income before income taxes	397	171	409	1,517	1,684

Income taxes	131	50	145	515	577

Net income	$266	$121	$264	$1,002	$1,107

Net income per common share	$.63	$.28	$.59	$2.32	$2.47

Net income per common share — assuming dilution	.62	.28	.59	2.30	2.45

Wtd. avg. common shares (000)	425,054	429,584	446,402	432,617	448,168

Wtd. avg. common shares and potential common shares (000)	430,634	431,972	449,678	435,573	452,363

Taxable-equivalent adjustment	$7	$7	$8	$28	$32

KeyCorp Reports Fourth Quarter and 2000 Earnings
January 16, 2001

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates

(dollars in millions)

	Fourth Quarter 2000			Third Quarter 2000

	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets

Loans[a,b]

Commercial, financial and agricultural	$20,093	$451	8.92%	$19,647	$434	8.87%

Real estate — commercial mortgage	6,855	162	9.42	6,932	160	9.29

Real estate — construction	5,164	129	9.97	4,866	121	9.98

Commercial lease financing	6,965	125	7.20	6,861	122	7.14

Total commercial loans	39,077	867	8.84	38,306	837	8.78

Real estate — residential	4,232	81	7.68	4,273	80	7.51

Home equity	9,591	228	9.45	9,095	219	9.68

Credit card	—	—	—	—	—	—

Consumer — direct	2,582	69	10.57	2,595	68	10.50

Consumer — indirect lease financing	3,023	62	8.16	3,052	62	8.08

Consumer — indirect other	5,813	141	9.72	5,952	142	9.55

Total consumer loans	25,241	581	9.18	24,967	571	9.17

Loans held for sale	2,220	51	9.13	2,504	56	8.96

Total loans	66,538	1,499	8.98	65,777	1,464	8.93

Taxable investment securities	898	8	3.73	787	8	3.63

Tax-exempt investment securities[a]	344	8	8.73	369	7	8.12

Total investment securities	1,242	16	5.12	1,156	15	5.06

Securities available for sale[a,c]	6,807	121	7.02	6,275	107	6.67

Short-term investments	1,449	23	6.20	1,501	17	4.76

Total earning assets	76,036	1,659	8.69	74,709	1,603	8.61

Allowance for loan losses	(989)			(969)

Accrued income and other assets	10,380			10,365

Total assets	$85,427			$84,105

Liabilities

Money market deposit accounts	$11,873	103	3.44	$11,956	102	3.43

Savings deposits	2,045	7	1.32	2,151	8	1.49

NOW accounts	600	2	1.55	592	2	1.59

Certificates of deposit ($100,000 or more)	5,789	94	6.44	5,269	84	6.40

Other time deposits	15,037	232	6.15	14,634	218	6.01

Deposits in foreign office	3,265	54	6.60	2,860	48	6.70

Total interest-bearing deposits	38,609	492	5.07	37,462	462	4.96

Federal funds purchased and securities sold under repurchase agreements	5,859	93	6.33	5,746	88	6.17

Bank notes and other short-term borrowings	6,446	101	6.22	6,403	99	6.19

Long-term debt, including capital securities[d]	15,235	264	6.91	15,356	263	6.91

Total interest-bearing liabilities	66,149	950	5.72	64,967	912	5.65

Noninterest-bearing deposits	8,363			8,377

Accrued expense and other liabilities	4,368			4,248

Total liabilities	78,880			77,592

Shareholders’ equity	6,547			6,513

Total liabilities and shareholders’ equity	$85,427			$84,105

Interest rate spread (TE)			2.97%			2.96%

Net interest income (TE) and net interest margin (TE)		$709	3.71%		$691	3.68%

Capital securities	$1,243	$24		$1,243	$24

Taxable-equivalent adjustment [a]		7			7

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Fourth Quarter 1999

	Average
	Balance	Interest	Yield/Rate

Assets

Loans[a,b]

Commercial, financial and agricultural	$18,311	$364	7.90%

Real estate — commercial mortgage	6,824	147	8.52

Real estate — construction	4,438	100	8.88

Commercial lease financing	6,484	120	7.43

Total commercial loans	36,057	731	8.05

Real estate — residential	4,338	80	7.56

Home equity	7,497	168	8.71

Credit card	—	—	—

Consumer — direct	2,560	63	9.85

Consumer — indirect lease financing	3,159	62	8.01

Consumer — indirect other	6,452	151	9.34

Total consumer loans	24,006	524	8.70

Loans held for sale	3,423	95	11.09

Total loans	63,486	1,350	8.46

Taxable investment securities	506	4	3.26

Tax-exempt investment securities[a]	468	11	8.69

Total investment securities	974	15	5.87

Securities available for sale[a,c]	6,667	114	6.77

Short-term investments	1,954	18	3.48

Total earning assets	73,081	1,497	8.15

Allowance for loan losses	(916)

Accrued income and other assets	10,409

Total assets	$82,574

Liabilities

Money market deposit accounts	$12,836	100	3.09

Savings deposits	2,458	9	1.62

NOW accounts	610	4	1.76

Certificates of deposit ($100,000 or more)	5,151	71	5.48

Other time deposits	12,150	154	5.04

Deposits in foreign office	906	12	5.45

Total interest-bearing deposits	34,111	350	4.08

Federal funds purchased and securities sold under repurchase agreements	4,384	52	4.71

Bank notes and other short-term borrowings	8,243	116	5.57

Long-term debt, including capital securities[d]	17,095	266	6.17

Total interest-bearing liabilities	63,833	784	4.87

Noninterest-bearing deposits	8,430

Accrued expense and other liabilities	3,836

Total liabilities	76,099

Shareholders’ equity	6,475

Total liabilities and shareholders’ equity	$82,574

Interest rate spread (TE)			3.28%

Net interest income (TE) and net interest margin (TE)		$713	3.88%

Capital securities	$1,243	$23

Taxable-equivalent adjustment [a]		8

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes ESOP debt.

      TE = Taxable Equivalent